                                                                   Exhibit 3.1




                            CERTIFICATE OF FORMATION

                                       OF

                        POOLED AUTO SECURITIES SHELF LLC



      This Certificate of Formation of Pooled Auto Securities Shelf LLC (the "LLC"), dated April 5, 2000, is being duly executed and filed by James F. Powers, Esquire, 301 South College Street, Charlotte, North Carolina 28288, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 DEL.C. ss.18-101, ET SEQ.)

      FIRST. The name of the limited liability company formed hereby is Pooled Auto Securities Shelf LLC.

      SECOND. The address of the registered office of the LLC in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

      THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                    /s/ JAMES F. POWERS
                                    --------------------------------------------
                                    James F. Powers